SCHEDULE II
INFORMATION WITH RESPECT TO
TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
SINCE THE MOST RECENT FILING ON SCHEDULE 13D

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE

          TREMONT ADVISERS - CLASS A

                    GABELLI GROUP CAPITAL PARTNERS
                                 5/21/01              282-             *DO




          (*) RESULTS IN CHANGE OF DISPOSITIVE POWER AND BENEFICIAL OWNERSHIP.








































SCHEDULE II
INFORMATION WITH RESPECT TO
TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE (2)

          TREMONT ADVISERS - CLASS B

                    BRIGHTON COMMUNICATIONS CORPORATION
                                 6/13/01              800-             18.2500
                                 6/12/01             1500-             18.0000
                                 6/11/01              800-             18.2500
                                 6/08/01              500-             18.0000
                                 6/08/01             1500-             18.2500
                                 6/07/01             1500-             18.5000

		(1) UNLESS OTHERWISE INDICATED ALL TRANSACTIONS WERE EFFECTED ON
		    THE NASDAQ SMALL CAP MARKET.

		(2) PRICE EXCLUDES COMMISION.